Exhibit 10.1

111 E. 18th St. New York, NY 10003
Tel (212) 431 7464 Fax (212) 431 7461
buzzfeed.com

August 4, 2022

Re: Amendment to Offer Letter

1.    This letter agreement (this “Amendment”) is intended to amend the terms of that certain offer letter by and between you and BuzzFeed, Inc. (the “Company”), dated March 25, 2022 (the “Offer Letter”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in your Offer Letter.

2.     Pursuant to Section 4 of your Offer Letter, you were eligible to receive a one-time initial grant of restricted stock units (“RSUs”) equal in value to $7,000,000. In lieu thereof, subject to the approval of the Board or its Compensation Committee, you will be granted the following:

(i)	In accordance with the Company’s regular grant cycle following your start date, an initial award of a number of RSUs having a target value of $5,000,000, with the actual number of RSUs to be determined by dividing the target value by the average closing price of the Company’s Common Stock over the 20-trading days immediately preceding your start date (the “Initial RSU Award”). The Initial RSU Award will vest with respect to one-third of the total number of shares subject to the award on the first anniversary of your start date, and thereafter will vest with respect to 1/12th of the total award on each three-month anniversary thereafter such that the Initial RSU Award would be fully vested at the end of the three-year period, subject to your continued service on each applicable vesting date.

(ii)	In accordance with the Company’s regular grant cycle following the one-year anniversary of your start date (such anniversary, the “Measurement Date”), a subsequent award of a number of RSUs having a target value of $2,000,000, with the actual number of RSUs to be determined by dividing the target value by the average closing price of the Company’s Common Stock over the 20-trading days immediately preceding the Measurement Date; provided that in no event shall the award granted pursuant to this clause (ii) exceed 1,000,000 RSUs (the “Subsequent RSU Award”). The Subsequent RSU Award will vest with respect to 1/8th of the total award on each three-month anniversary following the Measurement Date, such that the Subsequent RSU Award would be fully vested at the end of the two-year period, subject to your continued service on each applicable vesting date.

(iii)	In the event of a Change in Control of the Company (as defined in the Severance Plan) prior to the Measurement Date, then in lieu of the Subsequent RSU Award, and immediately preceding the consummation of the Change In Control, an award of RSUs having a target value of $2,000,000, with the actual number of RSUs to be determined by dividing the target value by the average closing price of the Company’s Common Stock over the 20-trading days immediately preceding the date of the consummation of the Change in Control; provided that in no event shall the award granted pursuant to this clause (iii) exceed 1,000,000 RSUs (the “CIC RSU Award”). The CIC RSU Award will vest with respect to 1/8th of the total award on each three-month anniversary following the grant date, such that the CIC RSU Award would be fully vested at the end of a two-year period, subject to your continued service on each applicable vesting date.

The Initial RSU Award, the Subsequent RSU Award and the CIC RSU Award (if applicable) will each be subject to the terms and conditions applicable to RSUs granted under the Company’s 2021 Equity Incentive Plan and the Restricted Stock Unit Agreement thereunder.

3.     Except as explicitly amended by this Amendment, the Offer Letter shall continue in full force and effect in accordance with its terms. The Offer Letter, as amended by this Amendment, supersedes and replaces any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company and constitutes the complete agreement between you and the Company regarding the subject matter set forth herein. Neither the Offer Letter nor this Amendment may be further amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company, provided that if any part is deemed unenforceable, the offending provision or part thereof shall be deemed severed or reformed so as to make the balance of this Amendment enforceable.

(Signature Pages Follow)

Very truly yours,
BuzzFeed, Inc.

By:	/s/Jonah Peretti
Jonah Peretti
Founder & CEO

I have read and accept this Amendment to my Offer Letter:

/s/ Marcela Martin
Dated: August 4, 2022

(Signature Page to Amendment to Offer Letter)